UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2019, Cardax, Inc. (the “Company”) and a current stockholder of the Company, as a lender to the Company (the “Lender”), entered into definitive agreements and documents providing the Company with $750,000.00 of senior debt financing. The terms of this financing include the following:

Senior Convertible Note

●	The Company issued to the Lender a senior convertible note (the “Note”) dated July 19, 2019. The Note provides that:

●	The principal amount is equal to $815,217.39, which includes an original issue discount of $65,219.39 and gross proceeds to the Company of $750.000.00.
●	Interest accrues on the outstanding principal amount at a rate equal to 8% per annum and is payable monthly in arrears.
●	The maturity date of the Note is June 30, 2020.
●	The Note ranks as the senior indebtedness of the Company and is not collateralized by a grant of a security interest in the Company’s assets.
●	The Lender may convert any or all of the obligations of the Note into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share of Common Stock equal to $0.12, subject to adjustment to any lower price per share that the Company issues shares of its Common Stock, subject to certain exempt issuances, and subject to appropriate adjustment for any stock splits, reclassifications, and certain other events including a Qualified Financing, as noted below, or upon an Event of Default, as noted below (as adjusted, the “Conversion Price”).
●	The obligations under the Note will be converted into shares of Common Stock upon a “Qualified Financing”, which is defined as any equity financing (in one transaction or series of related transactions) of the Company with aggregate gross proceeds of at least $5,000,000.00; provided that the Conversion Price shall be adjusted to an amount equal to 75% (a 25% discount) of the price per share of the Common Stock issued in any such Qualified Financing, if such price is lower than the then applicable Conversion Price.
●	Upon an Event of Default, in addition to other remedies available to the Lender, the conversion price will be reduced to 75% (a 25% discount) of the volume-weighted average price per share of the Common Stock for the 20 trading days prior to the Conversion Date.
●	The Company may prepay in cash all or any of the obligations under the Note upon 5 trading days’ notice, subject to the Lender’s right to convert the Note prior to such repayment.
●	The Company agrees to certain covenants, including that the Company will not incur liability for borrowed money that is senior or pari passu to the Note, except for borrowings, the proceeds of which shall be used to repay the Note; and the Company will not sell or dispose of assets other than in the ordinary course or other than to use the proceeds to repay obligations under the Note.
●	Customary events of default and that a change of control of the Company, which includes that both the Chief Executive Officer and the Chief Operating Officer have been terminated by the Company other than for cause or a change of 50% of the voting power of the Company, constitutes an event of default.

Securities Purchase Agreement

The Company and the Lender entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of July 19, 2019 that includes customary terms for the issuance and purchase of the Note, including representations and warranties. The Purchase Agreement also grants the Lender for a period of 18 months after July 19, 2019, the right, but not the obligation, to participate in future issuances of any equity or debt securities upon the same terms offered to all other offerees in such transaction; provided that the Lender does not have such participation right with respect to specified transactions such as mergers and certain other strategic transactions, equity issued as compensation, and the exercise of options, warrants, and other convertible securities. The Company shall provide notice of an applicable securities issuance at least 10 business days prior to such transaction and the Lender may exercise such participation right within 10 business days after such notice.

Warrant

The Company issued to the Lender a warrant (the “Warrant”) dated July 19, 2019 for the purchase of 1,500,000 shares of Common Stock at an exercise price per share equal to $0.12, subject to customary adjustments for stock splits and combinations, reclassifications, exchanges and substitutions, reorganizations, and certain other transactions. The exercise price is also adjusted for certain dilutive issuances of Common Stock consistent with the conversion price adjustments in the Note.

Definitive Agreements

Forms of the Note, the Purchase Agreement, and the Warrant are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K. Each such agreement has customary representations, warranties, and covenants.

The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of the Senior Convertible Note issued by Cardax, Inc. dated July 19, 2019
10.2	Form of the Securities Purchase Agreement of Cardax, Inc. dated as of July 19, 2019
10.3	Form of the Warrant issued by Cardax, Inc. dated July 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2019

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer and President